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                                  EXHIBIT 23.3

                       Report of Independent Accountants
                       ---------------------------------

To the Stockholders and Board of Directors of Parametric Technology Corporation:

In our opinion, based upon our audits and the report of other auditors, the consolidated balance sheet and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Parametric Technology Corporation and its subsidiaries at September 30, 1995, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Rasna Corporation, which statements reflect total revenue of $22,718,000 for the year ended December 31, 1994. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Rasna Corporation, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with the generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
October 19, 1995,
except as to Notes F and G
which are as of November 17, 1995